UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2014

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                Results of Operations and Financial Condition.

On July 30, 2014, Tetra Tech, Inc. (the “Registrant”) reported its results of operations for its third fiscal quarter ended June 29, 2014.  A copy of the press release issued by the Registrant concerning the foregoing and the event described in Item 7.01 below is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 7.01.                Regulation FD Disclosure.

Stock Repurchase Program.  In June 2013, the Registrant’s Board of Directors (the “Board”) authorized a stock repurchase program (the “Stock Repurchase Program”) under which the Registrant may repurchase up to $100 million of its common stock.  On July 28, 2014, the Board amended the Stock Repurchase Program to provide that the remainder of the program be completed prior to the end of fiscal year 2014 through daily open market repurchases.

Dividend.  On July 28, 2014, the Board declared a $0.07 per share quarterly cash dividend, which is payable on September 5, 2014 to stockholders of record as of the close of business on August 15, 2014.

A copy of the press release issued by the Registrant concerning the Stock Repurchase Program, the dividend and the results of operations described in Item 2.02 above is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information contained in Items 2.02 and 7.01, and in the accompanying exhibit, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits

99.1

Press Release, dated July 30, 2014, reporting the results of operations for the Registrant’s third fiscal quarter ended June 29, 2014, the amendment of the stock repurchase program and the declaration of a $0.07 per share quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	July 30, 2014	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer